UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2012

Argo Group International Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15259	98-0214719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Pitts Bay Road Pembroke HM 08 Bermuda		P.O. Box HM 1282 Hamilton HM FX Bermuda
(Address, Including Zip Code, of Principal Executive Offices)		(Mailing Address)

Registrant’s telephone number, including area code: (441) 296-5858

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in Item 2.03 is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 25, 2012, Argo Group International Holdings, Ltd. (the “Company”) completed the previously announced offering by its wholly owned subsidiary, Argo Group US, Inc. (“Argo US”), of $125,000,000 aggregate principal amount of Argo US’s 6.500% Senior Notes due September 15, 2042 (the “Notes”). Subsequently on September 25, 2012, the underwriters of the offering exercised their option to purchase an additional $18,750,000 aggregate principal amount of Notes, which were issued on September 26, 2012. The Notes are governed by an indenture, dated as of September 25, 2012, among the Company, Argo US and Wells Fargo Bank, National Association, as Trustee (the “Base Indenture”), as supplemented by the First Supplemental Indenture thereto, dated as of September 25, 2012, between the Company, Argo US and the Trustee (the “Supplemental Indenture”, and together with the Base Indenture, the “Indenture”) for the benefit of the holders of each Note. The Notes have been registered under the Securities Act of 1933, as amended, pursuant to a registration statement filed on September 18, 2012 on Form S-3, File No. 333-183957.

The Notes bear interest at 6.500%, payable quarterly in cash in arrears on the 15th day of March, June, September and December of each year, beginning on December 15, 2012. The Notes are unsecured and unsubordinated obligations of Argo US and rank equally in right of payment with all of Argo US’s other unsecured and unsubordinated debt. The Notes are guaranteed on a full and unconditional senior unsecured basis by the Company.

The net proceeds from the offering were approximately $138.6 million, after deducting the underwriting discount and other estimated expenses of the offering to be paid by the Company. The Company intends to use the net proceeds for the repurchase of outstanding trust preferred securities, but such proceeds may also be used for general corporate purposes. The Company may invest the net proceeds temporarily until used for their stated purpose.

The Indenture provides, among other things, that the Notes may be redeemed, for cash, in whole or in part, on or after September 15, 2017, at Argo US’s option, at any time and from time to time, until maturity at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued but unpaid interest on the principal amount being redeemed to, but not including, the redemption date.

The Indenture governing the Notes does not restrict the Company (including the subsidiaries of the Company) from incurring additional unsecured indebtedness, although the Indenture contains limited restrictions on their ability to incur secured indebtedness. Furthermore, the terms of the Indenture and the Notes may in certain circumstances restrict the Company’s ability to engage in, or to otherwise be a party to, certain corporate transactions, circumstances and events.

The foregoing description of the Notes and the Indenture does not purport to be complete and is qualified in its entirety by reference to the forms of the Base Indenture, Supplemental Indenture and Note, which are filed herewith as Exhibits 4.1, 4.2 and 4.3, respectively.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Number	Exhibit Description

4.1	Form of Senior Indenture among the Company, Argo US and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.3 of the Company’s registration statement on Form S-3 filed with the Securities and Exchange Commission on September 18, 2012)

4.2	Form of First Supplemental Indenture among the Company, Argo US and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.2 of the Company’s Form 8-A filed with the Securities and Exchange Commission on September 21, 2012)

4.3	Form of 6.500% Senior Notes due September 15, 2042 (incorporated by reference to Exhibit 4.3 of the Company’s Form 8-A filed with the Securities and Exchange Commission on September 21, 2012)

5.1	Opinion of Kirkland & Ellis LLP

5.2	Opinion of Conyers Dill & Pearman Limited

23.1	Opinion of Kirkland & Ellis LLP (included in Exhibit 5.1)

23.2	Opinion of Conyers Dill & Pearman Limited (included in Exhibit 5.2)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

	By:	/s/ Jay S. Bullock
Dated: September 26, 2012		Name:	Jay S. Bullock
		Title:	Executive Vice President and Chief Financial Officer